Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-131696) on Form S-1 of OMNI Energy Services Corp. of our report for the year ended December 31, 2003 dated March 12, 2004, except for Notes 1, 11, and 13 as they relate to 2003, for which the date is July 29, 2005, appearing in the Prospectus, which is a part of the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Fitts, Roberts & Co., P.C.

Houston, Texas
June 1, 2006